UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):            January 30, 2006

SCHNITZER STEEL INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

OREGON --------------------------- (State or other jurisdiction of incorporation)	0-22496 --------------------------- (Commission File Number)	93-0341923 --------------------------- (IRS Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR --------------------------- (Address of principal executive offices)	97296-0047 --------------------------- (Zip Code)

(503) 224-9900
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(Registrant’s telephone number, including area code)

NO CHANGE
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

1993 Stock Incentive Plan

At the 2006 Annual Meeting of Shareholders on January 30, 2006, the Company’s shareholders approved amendments to the Company’s 1993 Stock Incentive Plan (the “Plan”). The Plan was amended (a) to authorize the grant of performance-based long-term incentive awards under the Plan that would be eligible for treatment as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, and (b) to increase the per-employee limit on grants of options and stock appreciation rights under the Plan from 100,000 shares to 150,000 shares annually. The amendments did not include any increase in the number of shares reserved for issuance under the Plan. Additional information regarding the Plan is contained in the Company’s Proxy Statement dated December 27, 2005 for the 2006 Annual Meeting of Shareholders. A copy of the Plan, as amended, is attached hereto as Exhibit 10.1.

Long-Term Incentive Award Agreements

Subject to shareholder approval of the proposed amendments to the Plan, on November 29, 2005 the Company’s Compensation Committee approved performance-based awards under the Plan and the entry by the Company into Long-Term Incentive Award Agreements evidencing those awards. Shareholder approval of the Plan amendments on January 30, 2006 satisfied the condition to the effectiveness of the awards. A copy of the form of Long-Term Incentive Award Agreement is attached hereto as Exhibit 10.2. The terms of the awards to executive officers of the Company are summarized in the following table:

		Number of Shares(1)
	Performance Period	Threshold	Target	Maximum
John D. Carter President and Chief Executive Officer	Fiscal 2006-2008	2,753	11,010	23,855
Donald Hamaker President, Metals Recycling Business	Fiscal 2006-2008	1,835	7,340	15,903
Gary Schnitzer Executive Vice President	Fiscal 2006-2008	1,285	5,138	10,276
Gregory J. Witherspoon Chief Financial Officer	Fiscal 2006-2008	1,285	5,138	11,132
Tamara Adler Lundgren Vice President, Chief Strategy Officer	Fiscal 2006-2008	1,285	5,138	11,132
Jeffrey Dyck President, Cascade Steel Rolling Mills	Fiscal 2006-2008	1,101	4,404	8,808
Thomas D. Klauer, Jr. President, Pick-N-Pull Auto Dismantlers	Fiscal 2006-2008	1,101	4,404	13,212
Kelly E. Lang Vice President, Asset and Operational Integration	Fiscal 2006-2008	551	2,202	4,771

Vicki A. Piersall Vice President, Corporate Controller	Fiscal 2006-2008	551	2,202	4,771
Jay Robinovitz Vice President, Northwest Metals Recycling Operations	Fiscal 2006-2008	551	2,202	4,404
Thomas F. Zelenka Vice President, Environmental and Public Affairs	Fiscal 2006-2008	275	1,101	2,385
______________________________

(1)
The Committee established a series of performance targets based on the Company’s total shareholder return for the performance period relative to the S&P 500 Industrials (weighted at 50%), the operating income per ton of the Company’s Metals Recycling Business for the performance period (weighted at 16⅔%), the number of EVA positive stores of the Auto Parts Business for the last year of the performance period (weighted at 16⅔%), and the man hours per ton of the Steel Manufacturing Business for the performance period (weighted at 16⅔%), corresponding to award payouts ranging from 25% to 300% of the weighted portions of the target awards. For participants who work exclusively in one business segment, the awards are weighted 50% on the performance measure for their segment and 50% on total shareholder return. A participant generally must be employed by the Company on the October 31 following the end of the performance period to receive an award payout, although pro-rated awards will be paid if employment terminates earlier on account of death, disability, retirement, termination without cause after the first year of the performance period, or a sale of the Company or the business segment a participant works for. Awards will be paid in Common Stock as soon as practicable after the October 31 following the end of the performance period.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits.

10.1	1993 Stock Incentive Plan.
10.2	Form of Long-Term Incentive Award Agreement under the1993 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC.
(Registrant)

Date: February 3, 2006	By:	/s/ Gregory J. Witherspoon
Name: Gregory J. Witherspoon
Title: Chief Financial Officer